UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


         Date of Report              (Date of earliest event reported)
         November 20, 2003                  (November 5, 2003)



                           KRYSTAL DIGITAL CORPORATION
             (Exact name of registrant as specified in its charter)


        Delaware                   1-9431                       94-3012230
      (State of                 (Commission                    (IRS Employer
    Incorporation)              File Number)                Identification No.)



    925 West Lambert Road, Suite A, Brea, CA                  92821
    (Address of principal executive offices)               (zip code)




       Registrant's telephone number, including area code: (714) 990-9400

     Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's and/or Shecom's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's and Shecom's future plans, strategies and expectations, are generally
identifiable   by  use  of  the  words  "may,"   "will,"   "should,"   "expect,"
"anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company's and Shecom's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Neither the Company nor Shecom undertakes an obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

(i)      ITEM 1:  CHANGE IN CONTROL

On August 22, 2003, Krystal Digital Corporation (formerly known as ESCAgenetics Corporation), a Delaware corporation (the "Company" or "Krystal Digital"), Shecom Acquisition Corp., a Colorado corporation and wholly owned subsidiary of the Company ("Mergeco"), and Shecom Corporation, a Colorado corporation ("Shecom"), entered into an Agreement and Plan of Reorganization, as amended on September 24, 2003 (collectively, the "Merger Agreement").

The Merger Agreement provided for a tax-free issuance of securities pursuant to the provisions of Section 368(a) of the Internal Revenue Code, whereby the Company acquired Shecom through the merger of Mergeco with and into Shecom (the "Merger"), with Shecom as the surviving corporation of such Merger. In consideration for the Merger, the stockholders of Shecom and the holders of warrants to purchase common stock of Shecom received that number of shares of common stock of the Company plus warrants to purchase Company common stock as represented, in the aggregate, 87.5% of the issued and outstanding shares of common stock of the Company after giving effect to the Merger.

Immediately prior to the Merger, there were 21,257,737 shares of Shecom common stock issued and outstanding, plus an additional 2,200,000 shares of Shecom common stock issuable upon exercise of certain warrants to purchase Shecom common stock, for a total of 23,457,000, fully-diluted outstanding Shecom shares. At the time of the Merger, there were 1,000,000 shares of common stock of Krystal Digital issued and outstanding and an additional 2,125,000 shares that Krystal Digital agreed to issue upon consummation of the Merger for investment banking and related financial services.

Accordingly, at the effective time of the Merger, to entitle the existing holders of Shecom common stock and Shecom warrants to own 87.5% of the fully-diluted Krystal Digital Common Stock, the Company issued 0.932558146 shares of Common Stock of Krystal Digital and warrants to purchase 0.932558146 shares of Common Stock of Krystal Digital for each outstanding share of Shecom common stock and each outstanding Shecom warrant. As a result, the existing holders of Shecom equity securities received an aggregate of 19,823,438 Merger Shares and warrants to purchase an additional 2,051,619 shares of Krystal Digital Common Stock. In addition, the Merger Agreement provided that, immediately after the effective date of the Merger, the board of directors of the Company will consist of persons designated by the stockholders of Shecom.

Each of the issuance of shares of Company common stock and the designation of directors to be nominated and qualified subsequent to closing of the Merger constitutes a "change in control."

On November 20, 2003, the Company issued a press release regarding the closing of the Merger Agreement and related transactions and developments. A copy of such press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

For more information concerning the Merger and related transactions, see: (i) the information set forth in this Form 8-K, including with specific reference "Item 2 - Acquisition or Disposition of Assets"; (ii) the Merger Agreement filed as an exhibit to this Form 8-K; and the (iii) the press release filed as an exhibit to this Form 8-K.

(ii)     ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

(iii)    Acquisition of Shecom

1)       The Merger

On August 22, 2003, Krystal Digital Corporation, a Delaware corporation (the "Company"), Shecom Acquisition Corp., a Colorado corporation and wholly owned subsidiary of the Company ("Mergeco"), and Shecom Corporation, a Colorado corporation ("Shecom"), entered into an Agreement and Plan of Reorganization, as amended on September 24, 2003 (collectively, the "Merger Agreement"). The Merger Agreement was approved by the board of directors of each of the Company and Mergeco on August 22, 2003 and on September 24, 2003, and became effective on November 5, 2003 (the "Effective Date").

Upon the terms of the Merger Agreement, Mergeco was merged with and into Shecom (the "Merger"), with Shecom as the surviving corporation of the Merger. As a result of the Merger, the outstanding shares of capital stock of each of Mergeco and Shecom were converted or canceled in the manner provided by the Merger Agreement, the separate corporate existence of Mergeco ceased, and Shecom continued unimpaired as the surviving corporation in the Merger as a wholly owned subsidiary of Krystal Digital.

Prior to the Merger, Kevin R. Keating, the controlling stockholder of Krystal Digital, owned approximately 93.1% of the shares of its common stock. In connection with the Merger, Krystal Digital issued to the current shareholders of Shecom and the holders of warrants to purchase additional shares of Shecom common stock, that number of shares of Common Stock of Krystal Digital and warrants to purchase additional shares of Krystal Digital Common Stock as represented (assuming full exercise of such warrants) 87.5% of the issued and outstanding shares of Common Stock of Krystal Digital on a fully-diluted basis, after giving effect to the Merger (the "Merger Shares").

Immediately prior to the Merger, there were 21,257,737 shares of Shecom common stock issued and outstanding, plus an additional 2,200,000 shares of Shecom common stock issuable upon exercise of certain warrants to purchase Shecom common stock, for a total of 23,457,000, fully-diluted outstanding Shecom shares. At the time of the Merger, there were 1,000,000 shares of common stock of Krystal Digital issued and outstanding and an additional 2,125,000 shares that Krystal Digital agreed to issue upon consummation of the Merger for investment banking and related financial services.

Accordingly, at the effective time of the Merger, to entitle the existing holders of Shecom common stock and Shecom warrants to own 87.5% of the fully-diluted Krystal Digital Common Stock, Krystal Digital issued 0.932558146 shares of Common Stock of Krystal Digital and warrants to purchase 0.932558146 shares of Common Stock of Krystal Digital for each outstanding share of Shecom common stock and each outstanding Shecom warrant. As a result, the existing holders of Shecom equity securities received an aggregate of 19,823,438 Merger Shares and warrants to purchase an additional 2,051,619 shares of Krystal Digital Common Stock.

Following the Merger, ESCAgenetics Corporation changed its corporate name to "Krystal Digital Corporation," and all of the directors and officers of Krystal Digital were replaced by designees appointed by Shecom.

The Merger is expected to be accounted for as a reverse acquisition in which Shecom is the accounting acquiror and Krystal Digital is the legal acquiror. The management of Shecom will be the management of the Company. Since the Merger is expected to be accounted for as a reverse acquisition and not a business combination, no goodwill is expected to be recorded in connection therewith and the costs incurred in connection with the Merger are expected to be accounted for as a reduction of additional paid-in capital.

The Merger Shares to be issued to the owners of Shecom in consideration for the cancellation and conversion of their shares of common stock of Shecom pursuant to the Merger are deemed "restricted stock" and will not be registered under the Act.

a)       Business of Shecom

i)       Overview

Shecom is a leading independent, non-franchised information technology ("IT") distributor that sells a full range of computer peripherals, memory components, software and other computer products. Such products include a branded line of computer peripheral and consumer electronic devices, marketed under its Ikebana(TM) brand, which consists of cutting-edge electronics such as DVD recorders, CD-RW recorders and players and other multi-media products.

Shecom's customer base is comprised of a global network of corporate resellers, value-added resellers (VARs), direct marketers, other major distributors, Internet resellers, and large national retailers. Shecom's largest customers include major IT distributors such as A.C. & D.C., Total Micro, and New Elco and national retail chains such as Fry's Electronics. By constantly striving to provide superior customer service, Shecom believes that it has cultivated long-term relationships with many of its clients. Shecom continuously seeks to set itself apart from other competitors based on its value added customer service, which includes product availability, pricing, timely delivery, and overall follow-up service.

Initially founded as a specialty IT distributor of hard-drives and memory components, Shecom has evolved into a competitive distributor offering a broad selection of computer related products. In 1998, Shecom embarked on a growth strategy that involved diversifying its product offering to include monitors, CPUs and CD drives and shifting its sales and marketing efforts from distribution companies to large national retailers. In November 2001, Shecom launched its Ikebana(TM) product line which has been featured in and has received favorable reviews by a number of electronic and computer publications, such as PCWorld, Computer Shopper, MacWorld and Cnet, among others. A measure of the Company's relative success is that EBN, a leading newsweekly for procurement and business management in the electronics industry, ranked Shecom as the 2nd largest non-franchised independent distributor in 2002, a significant improvement from 8th place in 2001. By enhancing product selection and securing large retail chain customers, such as Fry's Electronics, Shecom sold a greater amount of products through larger distribution channels resulting in a significant increase in annual revenues from 1999 to 2002.

Shecom's principal growth initiative involves the establishment of strategic partnerships with one or more Asian manufacturers to provide Shecom with exclusive distribution in the United States of finished home entertainment consumer electronic products, such as DVD's, digital and liquid crystal flat screen televisions, and other state-of-the art consumer electronics that Shecom believes will generate significantly higher profit margins than commodity IT products.

From 1999 to 2002, Shecom increased sales from $139 million to $362 million, representing a compounded annual growth rate ("CAGR") of 38%. Shecom's growth initiatives during this period was facilitated by access to an increased line of credit that enabled it to purchase and sell a large volume of IT products as well as provide value added service to its customers. For the six months ended June 30, 2003, sales revenues were approximately $130 million, as compared to approximately $195.0 million for the comparable six month period ended June 30, 2002. In addition, Shecom anticipates a decline in annual revenues of 23.2% to approximately $278 million for fiscal year ending December 31, 2003.

Shecom's level of business has significantly decreased due to working capital constraints, the loss of a major customer and competitive pressure on low margin commodity products. See "Risk Factors - Recent adverse events" and "- Risks related to Shecom's credit facility."

b)       Products

Shecom sells IT products manufactured by leading technology manufacturers such as Sony, NEC, Hewlett Packard and Micron and purchases these products in high volumes directly from a vendor network of over 20 suppliers, many of which have direct vendor agreements with manufacturers and software companies. Shecom sources components, such as disc drives, power supplies, software and casings from third parties, and completes final assembly, packaging and printing at its Brea, California facilities. Some of Shecom's largest vendors include Ingram Micro, Tech Data, and R&R Electronic. Shecom works closely with its vendors to ensure that the most recent technology products are available to customers and quickly replaced as product demands change.

Sales of commodity products, which consist of memory components, CPUs, storage devices and other non-branded computer products, accounted for 94% of total revenue in 2002, or $341.7 million and are expected to generate in excess of 75% of total revenues in 2003. The Ikebana(TM) line, which was launched in late 2001, accounted for a relatively small percentage of overall sales, but generated higher margins for Shecom, averaging gross profit margins of approximately 10%. The following table shows sales for'each of the Company's product categories during fiscal year ended December 31, 2002 and for the six months ended June 30, 2003.


                            Sales by Product Category
                                 ($ in Millions)

                                    2002                     YTD 6/30/2003
                                    ----                     -------------
                             Sales     % of Total            Sales   % of Total
                             -----     ----------            -----   ----------

  Memory           $            84         23%        $         40         31%
  CPU                          109         30%                  35         27%
  Storage                      127         35%                  32         25%
  Others                        22          6%                  14         11%
  Ikebana                       20          6%                   9          7%

  Total            $           362        100%        $        130        100%


Recognizing the need to further diversify its product mix to achieve greater revenue growth and increased profitability, Shecom is in the process of developing consumer electronics such as MP3 devices, which are currently being marketed under the Ikebana(TM) brand, as well as DVD players, flat screen and digital quality TVs, digital cameras and other consumer electronics that are currently in high demand. Given the projected growth of consumer products over the next three to five years and its customer base, Shecom believes that it is well-positioned to realize considerable growth in the consumer electronics market.

Growth Strategy

To effectively compete and survive in a quickly evolving industry, maintain market share, and expand worldwide presence, Shecom has identified three primary growth opportunities that it plans to pursue over the next three years and that it believes will result in increased revenue and profitability.

Strategic Alliances with Overseas Manufacturers.

China. Shecom is currently in the process of establishing a strategic alliance with a Chinese manufacturer of both proprietary and brand label state-of-the-art IT and home entertainment and consumer electronics products, including flat screen computers and liquid crystal and digital flat screen televisions. Shecom believes that such manufacturer generated sales of approximately $80 million in North America in 2002. Through this proposed alliance, Shecom will assume all of the Chinese manufacturer's current North American sales and seek to expand sales through Shecom's installed customer base. To finance the purchase of inventory and product logistics, including receipt of all products, warehousing and distribution of products to Shecom customers, it his contemplated that the Chinese manufacturer will enter into a long term distribution agreement with Azia Digital Corporation, a newly formed corporation located in Southern California ("ADC") and 25% owned by Raju Shewa, Phillip G. Trad and Fred Anavim, the three senior executive officers of Shecom. It is expected that ADC will enter into a long-term exclusive North American distribution agreement with Shecom under which it will resell products to Shecom at markups ranging between 10% and 20% of ADCs cost. See "Related Party Transactions." These alliance is expected to be finalized in the last calendar quarter of 2003.



Although Shecom believes that such proposed relationship will significantly increase its sales revenue and provide substantially higher profit margins than its existing distribution arrangements, to date, neither ADC nor Shecom has entered into a definitive agreement with the Chinese manufacturer. There can be no assurance that such proposed arrangements will be entered into and, even if completed, that it will provide the revenues and profit margins anticipated by Shecom.


Focus on Marketing Technologically Advanced Consumer Products. In order to increase profits and achieve greater sales growth, Shecom recognizes the need to change its product mix to include a broader selection of technologically advanced consumer electronics, one of the fastest growing segments of the IT market. Shecom recently established a vendor agreement with Sharp Electronics, a leading consumer products manufacturer, whereby Sharp commits to allocating a portion of its thin film transistors to Shecom for the production and assembly of flat computer monitors and flat screen TVs. Assembly of these products will be completed through one of Shecom Asian manufacturers, which it is believed will result in higher profit margins.

By forging partnerships with manufacturers that have both manufacturing and research and development capabilities, management believes that it can competently develop new technology concepts. With its experience in understanding of market trends and opportunities within the consumer electronics marketplace, Shecom believes it can remain at the forefront of the consumer IT market. Furthermore, by outsourcing research and development and manufacturing, Shecom would avoid incurring increased overhead expenses and solely focus its efforts on marketing and sales of new products.

Selective Acquisitions. Recognizing that economies of scale and access to global markets create competitive advantages in the IT distribution industry, subject to its liquidity and capital resources, Shecom plans to pursue an acquisition strategy that will move it into broader markets both in the U.S. and abroad. By acquiring well-positioned niche distribution companies both in the U.S. and Europe, Shecom believes it will be able to increase its distribution channels and diversify its geographic presence.

Industry Analysis

IT Distribution The $60 billion United States IT distribution market is comprised of electronic component distributors and broadline distributors. Electronic component distributors are situated at the back-end of the supply chain and account of approximately 35% of the overall market. Broadline distributors, which account for approximately 65%, are considered two tier distributors, supplying a broad range of electronic products to resellers who in turn sell to end-market consumers. Shecom competes within the broadline segment of the IT distribution market.

From 1994 to 2001, broadline IT distributors grew at a CAGR of 19%, outgrowing IT spending. According to a recent survey of the technology supply chain conducted by SWS Securities, distribution sales in May 2003 increased 5% on a year-over-year basis, indicating that the sales decline in the technology supply chain has bottomed and that the industry is beginning a slow recovery. Broadline IT distributors are expected to realize organic growth of approximately 2% to 4%, with higher increases in revenue stemming from acquisitions during 2004. IT spending, the largest indicator of revenue generation for IT distributors, is expected to return to normalized levels of 8% in the next few years.

The IT distribution market experienced significant changes from 1998 to 2000, which was followed by a sharp decline in IT spending. During this period, many weaker competitors were acquired or exited the industry and a few larger distributors emerged as leaders. Based on 2001 figures, Ingram Micro and Tech Data, both broadline distributors, controlled 23% and 15%, respectively, of the U.S. market, and 27% and 15%, respectively, of the worldwide market. Of the overall $60 billion North American IT distribution market, less than eight companies control 55% of the market. The remaining 45% is comprised of other specialty distributors that have a market share of less than 2% each.

In an industry characterized by thin margins and high working capital needs, companies in today's IT market need to have franchise rights on product lines and have enough scale to support operating overhead. Equally important, companies must be able to scale their operations to address changes in the dynamic IT environment.

Given the rapid consolidation that took place in the U.S., revenue growth over the last few years stems from acquisitions of smaller players. While growth through acquisition in the U.S. is limited, the $70 billion (based on 2001 figures) European IT products distribution market is more fragmented and holds more promise for growth for U.S. distributors. A number of national and regional distributors who have local reseller relationships would be attractive acquisition candidates for a distributor looking to establish a presence in Europe.

The Consumer Electronics Market

According to a survey conducted by eBrain.org in the fall of 2000, total factory sales of consumer electronics in the U.S. was estimated at $88.5 billion in 2000 and projected to reach $111 billion by 2004, representing an estimated CAGR of 5.8%. For most of the 1990s, the consumer electronics market experienced explosive growth fueled by the large growth in the PC market and a robust US economy. However since the downturn in IT spending, sales of consumer electronics have slowed down slightly.

The U.S. market for multimedia  systems and hardware grew 11.7% from a volume of
92.7 million units in 2000 to 103 million units in 2001. The CD ROM/DVD ROM sector was the market's most dynamic sector in 2001, with a volume of 66.1 million units, an increase of 146% from 26.9 units in 1997, and accounting for 64% of the total market. The second largest segment of the market was sound boards/cards, which accounted for 22.8% of total market volume in 2001 and totaled 23.3 million units. Video boards/cards accounted for 9.7% of volume in 2001, selling approximately 10 million units.

The multimedia systems and hardware segment of the IT industry is projected to grow 37.4% from a volume of 111.9 million units in 2002 to 153.8 million units in 2006, representing a projected unit CAGR of 8.3%. The sector of the multi-media market that will experience the most growth remains the CD-RWs and DVD ROMs, which are expected to reach unit sales of 105.8 million by 2006 and account for 69% of the market. This growth stems from the continued upgrades expected of existing CD ROM drives. The other sector expected to achieve notable growth is MP3 devices, which are expected to take off after 2003.

Major Competitors

The IT distribution market is fiercely competitive, based on such factors as product availability, credit availability, price, delivery and value-added services provided by the distributor to the customer. With the exception of the limited number of large broadline IT distributors, such as Tech Data and Ingram Micro, the market consists of smaller broadline and specialty distributors with whom Shecom directly competes.

Top Global Non-Franchised Distributors

Company                                         2002 Sales
-------                                         ----------

Ace Consumer Electronic A.G.                    $340MM
Converge Inc.                                   $304MM
ACG                                             $302MM
N.F. Smith & Assoc.                             $295M
Classic Components Corp.                        $262MM
Advanced MP Technology*                         $225MM
America II Electronics Inc.                     $182MM
Resilien                                        $179MM

Source: EBN, "The 2003 Top 10 Independent Non-franchised Distributors" May 2003

Facilities

Until October 2003, Shecom leased a 31,000 square foot facility in Yorba Linda, California from the Shewa Family Trust, a trust established for the benefit of Raju Shewa and his wife. Annual rental under such lease was approximately $180,000 per annum. In October 2003, the Shewa Family trust sold the facility and Shecom rented on a month to month basis approximately 24,000 square feet of office and warehouse space from an unaffiliated third party in Brea, California, until such time as construction on a new 30,000 plus square foot facility in Brea, California purchased by the Shewa Family Trust for approximately $2.3 million is completed. At such time, Shecom will lease the new facility from Mr. Shewa's affiliate under a five year "triple net" lease at an annual rental of approximately $180,000 per annum. Shewa maintains its executive officers and warehouses and manages all of its inventory receipts and shipments from such California facilities.

In addition to its California facility, Shecom leases four separate locations on Long Island comprising approximately 15,000 square feet of office and administrative space from unaffiliated landlords. The leases expire over various periods through 2007, and total annual rental is approximately $400,000 per annum.

i.       Employees

As of June 30 2003, the Company employed a total of 35 persons, including three executive officers. None of its employees is represented by a labor union. All key employees have signed confidentiality or covenants not to compete agreements. None of such employees is represented by a labor organization.

Legal Proceedings

Shecom is not a party to any material litigation.

MANAGEMENT OF THE COMPANY SUBSEQUENT TO THE ACQUISITION OF SHECOM

The following table sets forth certain information concerning the current directors and executive officers of the Company

       Name                                    Age      Position
       ----                                    ---      --------
       Raju Shewa                               48      Chairman of the Board and Chief Executive Officer
       Phillip G. Trad                          55      President and Director
       Fred Avadim                              57      Chief Financial Officer and Director
       Vincent Franzone                         48      Director
       John L. Titus                            45      Director nominee


Raju Shewa. Mr. Shewa is the Chairman of the Board and Chief Executive Officer of Shecom Corporation. Mr. Shewa founded Shecom in 1986 and has guided it from its initial domestic and international sales of computer components and consumer electronics through the import, development and manufacturing of computer memory modules, peripherals and personal computers. Mr. Shewa began his career after obtaining his Bachelor of Commerce Degree in 1975 by forming a Tokyo trading company under the name Shewa Brother's Limited which specialized in the import and export of consumer electronics to the Middle East, Asia, Africa, and Europe with sales growing from $5.0 million to $40.0 million. In 1980, Shewa Brother's Limited moved to Frankfurt, West Germany to expand its base of operation and increase its market share internationally under the name of Shewa Brother's GMBH. Mr. Shewa is presently leading the development of a new computer technology and peripherals in order to provide new and expanding opportunities for Shecom Corporation.

Phillip G. Trad. Mr. Trad is a Director and became the President of Shecom in 2001. For 12 years prior thereto he served as a consultant to Shecom. Mr. Trad is an attorney who has provided legal representation and consulting on a state and federal level to corporations, insurance companies, partnerships and joint venture investments to corporate and business ventures since 1979. Since 1995, Mr. Trad has been a director of PharmaPrint Inc., a Delaware corporation that specialized in the development and advancement of herbal and bio-active supplements and pharmaceutical development. From 1998 to 2001, Mr. Trad was the President of PharmaPrint Inc. having originally started with the corporation as its Senior Vice President and General Counsel in 1998. Mr. Trad's activities included domestic and international contract negotiations, facilities and equipment procurement and financing, investment counseling, as well as, public and private funding services.

Fred Anavim. Mr. Anavim, joined Shecom in 2001 as its Chief Financial Officer and Director. For approximately eleven years prior to joining Shecom, Mr. Anavim provided independent financial consulting services to various corporations in the computer import, manufacturing and distribution business specializing in internal controls, operations management, international credit and collection, import, export and customs clearing, and installation of integrated accounting systems. From 1982 to 1988, he provided services as the controller and accounting consultant to Project Development Company of Dallas, Texas which concentrated in multi-dimensional real estate transactions, corporate development and commercial financing services. From 1980 to 1982, Mr. Anavim served as a staff accountant and auditor for Deloitte & Touche and its predecessor firm. Mr. Anavim obtained an MA in Accounting from the Institute of Accountancy in London in 1973, a MS in International Business Management from the University of Texas at Dallas, and MBA in accounting and finance from North Texas State University.

Vincent Franzone. For the past two years Mr. Franzone he has served as a Senior Vice President and Managing Director of InvestPrivate, LLC, a New York investment banking firm. For four years prior to such date, he served as Syndicate Manager of Prime Charter Equities LLC, a New York investment banking firm.

John L. Titus. Since February 1999, Mr. Titus has served as Vice President and Chief Financial Officer of Metering Technology Corporation, located in Scotts Valley, California, where he was responsible for all financial, treasury, investor relations, inventory control and other financial and administrative matters. He was instrumental in facilitating raising of both debt and equity capital and the sale of the company to a public corporation in April 2003. For two years prior thereto, Mr. Titus was a financial consultant with Murdock & Associates, Inc. From 1990 to 1997, Mr. Titus was President of a private commercial property management company, and co-founded a private publishing company. Mr. Titus holds a BA in finance from the University of Texas and received an MBA in business/finance at the University of Texas in 1983. It is anticipated that Mr. Titus, currently a nominee to the board of directors, will become a director within the next 90 days.

No family relationships exist between any of the Company's directors or executive officers.

Except as set forth herein, no officer or director of Shecom or the Company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Committees of the Board of Directors

Pending the next annual meeting of stockholders of Krystal Digital, Vincent Franzone shall constitute the sole member of the audit, compensation and corporate governance committees of the Krystal Digital board of directors. It is intended that, following the next annual stockholders meeting of Krystal Digital, an audit committee meeting the requirements of SOX and a compensation committee shall be selected from among the independent directors to be elected at such annual meeting. The Company expects to name Mr. Titus to such committee once he has become a director.

The Compensation Committee's duties include the review of the compensation for all employees and the granting of options under all of the Company's employee stock option plans that may exist and be in effect from time to time. Mr. Franzone presently serves on the Compensation Committee.

The Audit Committee's duties include the review of Krystal Digital's financial statements, budget, and its financing arrangements as well a review of its internal financial controls. Mr. Franzone presently serves on the Audit Committee.


The Corporate Governance Committee's duties include the review of corporate governance matters, including proposed amendments to Krystal Digital's certificate of incorporation and bylaws and the conduct of meetings of directors, committees of the Board of Directors and of stockholders.

In addition, all bonuses and other changes to existing rates of compensation of senior executive officers of the Company, and any amendment to the employment agreements or changes in the compensation arrangements with any executive officer must be approved by the Compensation Committee.

Limitation of Liability and Indemnification Matters

Krystal Digital's certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Krystal Digital's certificate of incorporation contains a provision eliminating or limiting the personal liability of a director for monetary damages for breach of their fiduciary duties as directors, except for liability (1) for any breach of their duty of loyalty to Krystal Digital or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

Krystal Digital's bylaws provide that Krystal Digital shall indemnify its directors and officers and may indemnify its employees and agents to the fullest extent permitted by law. The Company believes that indemnification under Krystal Digital's bylaws covers at least negligence and gross negligence on the part of indemnified parties.


Director Compensation

Directors are reimbursed for expenses actually incurred in connection with each meeting of the board or any committee thereof attended. Effective November 15, 2003, Mr. Franzone purchased 50,000 shares of Company common stock for $1.00 per share, and will be entitled to automatic annual grants of rights to purchase an additional 50,000 shares of Company common stock for so long as he or she serves as a director; provided, that the maximum number of such shares such non-employee director shall be entitle to purchase shall be 250,000. All shares of Company common stock purchased shall be restricted shares, and all share purchases shall be at a price of at $1.00 per share. Directors may purchase their shares either for cash, or at the directors option, by delivering their 6% notes payable to Krystal Digital, together with accrued interest thereon, upon the earlier to occur of the sale of such shares or three years from the date of purchase.

Executive Compensation

Raju Shewa currently serves as Krystal Digital's Chief Executive Officer and Chairman of its Board of Directors pursuant to a three year employment agreement, dated as of November 15, 2003. The Shewa Employment Agreement provides for a minimum annual base salary payable to Mr. Shewa of $200,000, a minimum increase each year equal to the percentage rise in the Los Angeles wage index and certain incentive bonuses consisting of 10% of the amount, if any, by which the net income after taxes of Krystal Digital shall exceed $2,000,000 in any fiscal year, up to a maximum aggregate bonus not to exceed $100,000 in any such year.

Phillip G. Trad currently serves as Krystal Digital's President and a member of its Board of Directors pursuant to a three year employment agreement, dated as of November 15, 2003. The Trad Employment Agreement provides for a minimum annual base salary payable to Mr. Trad of $200,000, a minimum increase each year equal to the percentage rise in the Los Angeles wage index and certain incentive bonuses consisting of 10% of the amount, if any, by which the net income of Krystal Digital shall exceed $2,000,000 in any fiscal year, up to a maximum aggregate bonus not to exceed $100,000 in any such year. The Trad employment agreement provides entitles to Mr. Trad to purchase 166,66 shares of Krystal Digital common stock on November 15, 2003, 166,667 shares of Krystal Digital common stock on November 15, 2004 and 166,667 shares of Krystal Digital common stock. These 500,000 shares are all restricted securities and will be purchased for a price of $1.00 per share. Mr. Trad may purchase his shares either for cash, or at the directors option, by delivering their 6% notes payable to Krystal Digital, together with accrued interest thereon, upon the earlier to occur of the sale of such shares or three years from the date of purchase.


Fred Avadim serves as Krystal Digital's Treasurer and currently acts as its Chief Financial Officer pursuant to a three year employment agreement, dated as of November 15, 2003. The Avadim Employment Agreement provides for a minimum annual base salary payable to Mr. Avadim of $92,000, a minimum increase each year equal to the percentage rise in the Los Angeles wage index and certain incentive bonuses consisting of 5% of the amount, if any, by which the net income of Krystal Digital shall exceed $2,000,000 in any fiscal year, up to a maximum aggregate bonus not to exceed $50,000 in any such year. The Avadim employment agreement provides entitles to Mr. Trad to purchase 41,666 shares of Krystal Digital common stock on November 15, 2003, 41,667 shares of Krystal Digital common stock on November 15, 2004 and 41,667 shares of Krystal Digital common stock. These 125,000 shares are all restricted securities and will be purchased for a price of $1.10 per share. Mr. Avadim may purchase his shares either for cash, or at the directors option, by delivering their 6% notes payable to Krystal Digital, together with accrued interest thereon, upon the earlier to occur of the sale of such shares or three years from the date of purchase.

Mr. Avadim's agreement provides that if Krystal Digital engages the services of a Senior Vice-President of Finance and Administration and Chief Financial Officer, Mr. Avadim would continue as Treasurer of Krystal Digital and its Shecom subsidiary.

Related Party Transactions

Kevin R. Keating, the former President and controlling stockholder of Krystal Digital (owning 93.1% of its outstanding Common Stock) prior to the Merger, is the father of the principal stockholder of Keating Investments, LLC, the investment banking firm that rendered services to the Company in connection with the Merger. Keating Investments LLC received an aggregate of 175,000 shares of Krystal Digital Common Stock as compensation for its services in connection the negotiation and consummation of the Merger. Mr. Keating is not affiliated with and has no equity interest in Keating Investments, LLC and disclaims any beneficial interest in the Company common stock to be issued to Keating Investments, LLC. Similarly, Keating Investments, LLC disclaims any beneficial interest in the shares of Company common stock currently owned by Kevin R. Keating.

Vincent J. Franzone, a member of the board of directors of the Company, received 125,000 shares of Krystal Digital Common Stock upon closing of the Merger, as compensation in connection with his introduction of Shecom to Krystal Digital and its investment bankers.

Under a proposed strategic alliance and distribution arrangement, it is contemplated that Messrs. Raju Shewa, Phillip G. Trad and Fred Anavim, three of the principal stockholders and the senior executive officers of Shecom, will own approximately 25% of the capital stock of Azia Digital Corporation, a Delaware corporation ("ADC"). ADC has been organized to purchase a line of digital televisions, flat screen computer monitors, DVDs and other home entertainment consumer electronic products from an unaffiliated manufacturer of such products located in mainland China. It is contemplated that ADC will finance the purchase of such products and resell them to Shecom at a profit of between 10% and 20% of ADC's cost under a proposed distribution agreement with Shecom. An affiliate of the Chinese manufacturer will own the remaining 75% equity interest in ADC. Shecom believes that this arrangement will enable it to establish, without significant financing costs, a strategic alliance with a substantial manufacturer that provides private label home entertainment consumer electronic products to major OEMs and distributors, and become the exclusive distributor of these products in North America.

In 2000 and 2001, Shecom borrowed an aggregate of approximately $4.9 million from Raju Shewa, the principal stockholder, Chairman of the Board and Chief Executive Officer of Shecom. These loans are evidenced by various Shecom notes payable to Mr. Shewa bearing interest at rates between 6% and 9% per annum. The Shecom notes payable to Mr. Shewa mature between December 31, 2007 and 2010, and are subordinated to all indebtedness owed by Shecom to its principal senior secured lender.

Raju Shewa has guaranteed repayment of an aggregate of $2.0 million of bridge loans made by certain unaffiliated investors to Shecom in early 2003, and secured such guaranty by a second mortgage and deed of trust on his personal residence and on the real estate located in Yorba Linda, California that was previously leased to Shecom, as its principal executive offices, warehouse and assembly facility. In connection with the recent sale of the sale of the Yorba Linda, California property, the approximately $294,000 of net cash proceeds received by the Shewa Family Trust in excess of the amount required to retire a first mortgage and deed of trust securing such property was placed in escrow for the benefit of the holders of $2.0 million of bridge notes. In October 2003, $75,000 of such proceeds were used for a down payment in connection with the contemplated purchase by the Shewa trust of a replacement property in Brea, California to be leased to Shecom upon completion of construction. Such replacement facility is expected to be ready for occupancy by Shecom in or about June 2004.

Upon completion of the new facility purchased by the Shewa Family Trust for approximately $2.3 million, it is anticipated that Shecom will lease such facility under a five year triple net lease (with Shecom paying all operating expenses) at an annual rental of $180,000 per annum.

RISK FACTORS

Risks Related to Shecom's Business.

Recent Adverse Events. Shecom has experienced significant challenges over the past three years due to the continued slowdown of the IT industry, declining margins and competitive market conditions. Although Shecom was able to weather much of the downturn that took place between 1998 and 2000 by sustaining revenue levels and controlling expenses, over the last 10 months, Shecom has faced considerable capital constraints, which has made it difficult for it to procure product inventory and consistently supply customers in a timely manner.

For the six months ended June 30, 2003, sales revenues were approximately $130 million, as compared to approximately $195.0 million for the comparable six month period ended June 30, 2002. In addition, Shecom anticipates that annual net sales revenues for the fiscal year ending December 31, 2003 will be approximately $278.0 million, a decline of approximately 33% from net sales revenues of approximately $362.0 million in fiscal 2002. The actual and projected decline in revenue is due to three main factors:

     - the loss due to its bankruptcy of a major customer that was anticipated to generate $30 million in sales revenues during 2003;

     - continued pricing pressures on commodity products and the current economic environment adversely affecting the IT industry in general; and

     -    a  reduction  in  its   available   credit  line  which  has  made  it
          increasingly difficult for Shecom to procure the volume of inventory needed to effectively service its existing customers.

Risks relating to Shecom's credit facility. Shecom requires significant levels of capital to finance its accounts receivable and inventory. During portions of 2002 and through June 30, 2003, Shecom had little if any borrowing availability under its $35.0 million line of credit, and has been forced to borrow funds from its principal stockholder, Raju Shewa and outside investors to support its operations. Shecom's principal senior lender has agreed to extend the maturity date of its line of credit to December 31, 2003, but has advised that it does not intend to renew such line of credit and has requested that Shecom seek and obtain alternative assert based financing. Shecom is currently in discussions with several banks to take over the existing line of credit and is attempting to obtain an alternative credit line.

Although Shecom has recently received a proposal for a $20.0 million credit facility from another lender, such proposed new facility has not, as yet, been committed to and, even if committed, is not on as attractive terms as Shecom's existing credit facility. In addition, the $20.0 million of maximum proceeds available under the new proposed facility will not be enough to refinance the existing credit facility unless Shecom's existing lender agrees to take a discount from the approximately $33.6 million owed to such bank. As an alternative, Shecom may request that its existing lender extend the maturity date of its line of credit to December 31, 2004 and the application of not less than $2.0 million of the net proceeds to reduce the outstanding balance under such credit facility.

However, as at the date hereof, Shecom has not approached its existing lender with either proposal. There can be no assurance that Shecom's existing senior secured lender will agree either to extend the existing facility on such terms, if at all, or to accept a significant cash discount in full payment of its current outstanding balance.

If Shecom is unable to timely obtain an alternate senior credit facility, its existing lender could elect to reduce its financial exposure by collecting all existing accounts receivable and cease providing further financing for Shecom's new accounts receivable and inventory, or otherwise elect to foreclose on its collateral. In either such event, absent external financing from other sources, Shecom might not be able to continue its business as presently conducted, if at all.

Shecom faces significant cash flow and liquidity issues. Shecom's capital constraints have further been exacerbated by payment delays by customers, resulting in a lengthening of accounts receivable days from approximately 40 days to approximately 66 days for the six months ended June 30, 2002 and 2003, respectively. The lengthening of accounts receivable days is due to one of Shecom's primary customers filing for bankruptcy and the growing number of retail customers, who require, because of the number of retail outlets, a greater amount of product but typically take longer to pay suppliers. The loss of such customer, which was expected to account for approximately $30.0 million in fiscal 2003 revenues, resulted in the potential write-off of accounts receivable of approximately $3.0 million. As a result of its liquidity issues, Shecom's accounts payable days increased from 15 days to 25 days for the six months ended June 30, 2002 and 2003, respectively, and a number of key overseas suppliers initiated more stringent payment terms resulting in difficulty and delays in obtaining inventory. Inventory days on hand increased from 17 days to 28 days in 2002 and 2003, respectively.

Shecom has incurred a high degree of leverage. In addition to its $34.0 million of outstanding senior secured indebtedness, at September 30, 2003, Shecom had approximately $8.9 million of outstanding subordinated debt, of which approximately $5.9 million was owned to Raju Shewa, its Chairman and principal stockholder. With stockholders' equity of $4.9 million at June 30, 2003, Shecom's long-term debt to equity ratio was approximately 1.8x. The inability of the Company to raise an adequate amount of additional near-term equity would have a material adverse effect on its future consolidated results of operations, financial condition and future prospects.

Low profit margins and industry and liquidity pressures threaten profitability. Sales of commodity products, which consist of memory components, CPUs, storage devices and other non-branded computer products, accounted for 94% of Shecom's total revenue in 2002, or $341.7 million and generated 93% of its total revenues for the six months ended June 30, 2003. Such products produced a gross profit margin in fiscal 2003 and for the six months ended June 30, 2003 of 2.2% and 2.6%, respectively. The Ikebana(TM) line, which launched in November of 2001, accounted for only 5.6% of total revenues in 2002 and 7.0% of total revenues for the six months ended June 30, 2003, while averaging gross profit margins on revenues generated of 10.7% and 11.1% for such periods, respectively. Unless Shecom is able to significantly increase the revenue and profit margin contributions from its branded Ikebana(TM)line of products and from its proposed Azia (name pending registry) line of home entertainment consumer electronic products, it is probable that it will not be able to sustain profitability in the future in the face of both intense competition and pricing pressures in connection with the sale of commodity products, and Shecom's limited capital resources. There can be no assurance that Shecom's business goals and the proposed strategic alliance with a Chinese manufacturer of home entertainment consumer electronic products will be successfully consummated.

Shecom faces intense competition and a consolidating industry. The IT distribution market is fiercely competitive, based on such factors as product availability, credit availability, price, delivery and value-added services provided by the distributor to the customer. With the exception of the limited number of large broadline IT distributors, such as Tech Data and Ingram Micro, the market consists of smaller broadline and specialty distributors with whom Shecom directly competes. Both Tech Data and Ingram Micro have significantly greater infrastructure and financial resources than Shecom.

Shecom needs to enhance its management team. Shecom is led by a relatively small senior management team that has nonetheless managed to successfully position Shecom as one of the leading non-franchised electronics distributors. While the current management team has done an excellent job in anticipating market changes and maintaining profitability during downturns in the IT market, in order to achieve its business objectives to improve revenue and profitability growth, Shecom must make significant investments in management. Unless Shecom is able to obtain the capital resources necessary to invest in additional management, its business and future prospects may be materially and adversely affected.

Shecom is relying heavily on its home entertainment and consumer electronic product initiative. Shecom's strategic growth plans rely heavily on consummating a partnership or joint venture with an Asian manufacturer of state-of-the-art home entertainment and consumer electronic products, such as flat screen computers, and digital and liquid crystal flat screen televisions. Although Shecom is in negotiations to conclude such arrangements, it has not down so as yet, and there can be no assurance that Shecom will consummate a successful partnership, if at all. Shecom's failure to consummate such transaction could have a material adverse effect on its future profitability, cash flow and business prospects.

Risks Related to the Acquisition of Shecom

As a result of the Merger, the Company's chief executive officer and certain of his business associates will have the power to take unilateral action. Shecom's principal stockholder, Raju Shewa, the Chairman of the Board and Chief Executive Officer of the Company, owns 2,000,000 shares of Company common stock, or approximately 40% of the number of such shares issued and outstanding. In addition, a business associate, Michael Khorandi owns an additional 1,000,000 shares or approximately 20% of the outstanding shares of Company common stock. Accordingly, Mr. Shewa and his business associate will have the power to control the direction and policies of the Company, including the power to elect its directors, appoint new management, subject to existing employment agreements, and approve many actions requiring the approval of its stockholders, such as adopting most amendments to the certificate of incorporation and approving mergers or sales of substantially all of the Company's assets. The directors so elected will have the authority to issue additional stock and stock options, implement stock repurchase programs, declare dividends and make other such decisions about the Company's capital stock. These actions may dilute, reduce or eliminate the ownership of the Company's minority stockholders.

There was no formal valuation determining the fairness of the merger consideration issued in connection with the Merger. The consideration issued by Krystal Digital in the Merger was determined by arms' length negotiations between Krystal Digital management and the principal stockholders of Shecom. However, there was no formal valuation of Shecom conducted by an independent third party. Neither the Company nor Shecom obtained a fairness opinion by an investment banking firm or other qualified appraiser. Since the acquisition of Shecom did not require the approval of the Company's stockholders, it is unable to determine whether they would have agreed with the determination by the Company's board of directors that the terms of the merger were fair and in the best interests of the Company and its stockholders.

The Company has recently issued a substantial number of shares of its shares of common stock. Immediately prior to the Merger, Krystal Digital had only 1,000,000 shares of Company common stock issued and outstanding.

In  connection  with  the  Shecom  Merger  and  the  related   transactions  and
developments, the Company issued:

     - an aggregate of 3,964,688 shares of its common stock and warrants to purchase an additional 410,324 shares of its common stock to the former Shecom security holders; and

     - an additional 425,000 shares of its common stock in payment of finders and investment banking fees incurred in connection with the Merger.

As a result of the foregoing, the percentage of stockholders' equity owned by Krystal Digital stockholders immediately prior to the Merger was diluted to no more than approximately 4% of the Company common stock on a fully-diluted basis.

Other Risks

The market for our shares is highly illiquid. The market for the shares of Company common stock is highly illiquid and there can be no assurance that a liquid market will ever develop. Consequently, holders of shares of Company common stock may not be able to sell them in the event of an emergency or at any time. Further, if a more liquid market is developed for shares of Company common stock through a secondary public offering or the listing of such shares for trading on Nasdaq or national securities exchange, certain holders of the shares, as a condition to such offering or quotation, may be required to enter into an agreement not to sell or otherwise transfer, pledge, assign or hypothecate their shares for a significant period of time following the secondary public offering or quotation. The effect of an illiquid market on the holders of shares of Company common stock is to impede the sale of the shares in the open market, particularly if considerable blocks are submitted to a broker-dealer. In addition, a broker-dealer may not be able to execute a sale or, if it can, may not be able to execute the sale at an execution price at or above the bid price.

The Company may fail to meet the expectations of investors and analysts, which may cause the market price of its common stock to fluctuate or decline. Securities analysts frequently issue reports based on the results of a single quarter. Shecom's revenues and earnings have recently suffered a significant decline and the Company expects that Shecom's fiscal 2003 sales and earnings (if any) will be significantly below revenues and earnings in fiscal 2002. Continued results in fiscal 2004 and thereafter could significantly and adversely influence such reports, which may in turn lead to a reduction of the market price of the shares of Company common stock.

The registration of a significant number of shares of Company common stock may adversely affect their market price. In connection with the sale of $2.0 million of debentures, Shecom issued warrants that, after the Merger, entitle the holders to purchase 410,324 shares of Company common stock, and agreed to register the shares underlying such warrants under the Securities Act of 1933, as amended (the "Act"). The mere ability of holders of such securities to effect public resales may have a material adverse effect on the market price of the shares of Company common stock as such 410,324 shares represent an "overhang" on the market.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth ownership information as of November 15, 2003, with respect to (i) each current director or executive officer of Krystal Digital, (ii) each current director and executive officer, (iii) all directors and executive officers as a group and (iii) each person known to Krystal Digital to be a beneficial owner of more than 5% of its outstanding voting securities. Each share of common stock is entitled to one vote. Unless otherwise noted, the address of each of the individuals listed below is c/o Shecom Corporation, 925 West Lambert Road, Suite A, Brea, Ca 92821.

                                                                   Number of shares
Name                                                               Beneficially Owned (1)     Percentage Owned
----                                                               ----------------------     ----------------

Raju Shewa,  Chairman of the Board and Chief
Executive Officer (2)                                                  10,000,000                   40.0%

Phillip G. Trad, President and Director (2)                             2,000,000                    8.0%

Fred Anavim, Treasurer and Director (2)                                 2,000,000                    8.0%

Vincent J. Franzone,  Director (3)(2)                                     525,000                    2.5%

John L. Titus, Director nominee                                              -                        -

Michael Khorandi                                                        5,000,000                   20.0%

Keating Investments, LLC                                                  875,000                    3.5%

All directors  and  executive  officers as a
group                                                                  20,731,000                   82.9%
----------------------------
* Less than one percent.




     (1) Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Exchange Act, and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table. Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of the Company's common stock shown as beneficially owned by him.

     (2) Messrs. Shewa, Trad, Anavim and Franzone are designees of Shecom and became members of the board of directors of Krystal Digital upon consummation of the Merger. Immediately following the Merger, Kevin R. Keating and Margie L. Blackwell, the two former directors of Krystal Digital, resigned as officers and directors.

     (3) Upon completion of the Merger, an aggregate of 1,250,000 shares of Common Stock were issued in equal amounts to each of Mr. Franzone and his business associate in connection with their introduction of Krystal Digital to Shecom and its investment bankers.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of Krystal Digital consists of 100,000,000 shares of Company common stock.

The following is a summary of some of the provisions of the Company's common stock and of its amended certificate of incorporation.

The holders the Company common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board out of funds legally available therefor. In the event of the Company' liquidation, dissolution or winding up, the holders of Company common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of Company common stock are fully paid and non-assessable.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

     (a) Financial Statements of Businesses Acquired. To be filed by amendment to this Form 8-K.

     (b) Pro Forma Financial Information. To be filed by amendment to this Form 8-K.

     (c) Exhibits - The following documents are attached as exhibits to this report on Form 8-K:

          2.1 Agreement and Plan of Reorganization dated as of August 22, 2003, as amended on September 24, 2003 by and among Krystal Digital Corporation (then known as "ESCAgenetics Corporation"), a Delaware corporation, Shecom Acquisition Corp a Colorado corporation and Shecom Corporation, a Colorado corporation.

          99.1 Press Release dated November 20, 2003.

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                                     KRYSTAL DIGITAL CORPORATION



                                                By: /s/ Phillip Trad
                                                -------------------
                                                Phillip Trad, President


November 20, 2003













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